                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            ULTIMATE ELECTRONICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                      ALAN E. KESSOCK, CHIEF FINANCIAL OFFICER
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             ULTIMATE ELECTRONICS, INC.
                           321 WEST 84TH AVENUE, SUITE A
                              THORNTON, COLORADO 80221



April 30, 1999

TO THE STOCKHOLDERS OF
ULTIMATE ELECTRONICS, INC.:

You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Ultimate Electronics, Inc. (the "Annual Meeting") to be held on Tuesday, June 15, 1999 at the Company's headquarters, 321 West 84th Avenue, Suite A, Thornton, Colorado at 8:30 a.m. (Mountain Daylight Savings Time) for the purpose of electing two Class II directors and ratifying the appointment of Ernst & Young LLP as the Company's independent auditors for the current year.

Enclosed is a Notice of the Annual Meeting and a Proxy Statement. You are urged to read the Proxy Statement carefully. A proxy card is also enclosed for your convenience. Please complete, sign, date and return the proxy card promptly.
If you attend the Annual Meeting, you may vote your shares personally, whether or not you have previously submitted a proxy card.

Your Board of Directors strongly supports and recommends these actions. Accordingly, we request that you vote in favor of all proposals. We also urge you to make plans if at all possible to attend the meeting in person. Thank you for your consideration.

FOR THE BOARD OF DIRECTORS,



William J. Pearse
Chairman of the Board






WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD, RETURNING IT PROMPTLY TO ENSURE THAT YOUR SHARES ARE VOTED. A BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF YOU MAIL THIS PROXY CARD FROM ANYWHERE IN THE UNITED STATES.

                             ULTIMATE ELECTRONICS, INC.
                           321 WEST 84TH AVENUE, SUITE A
                              THORNTON, COLORADO 80221

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD JUNE 15, 1999

TO THE STOCKHOLDERS OF ULTIMATE ELECTRONICS, INC.:

NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of Ultimate Electronics, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, June 15, 1999, at 8:30 a.m., (Mountain Daylight Savings Time), at the Company's headquarters, 321 West 84th Avenue, Suite A, Thornton, Colorado 80221, for the following purposes:

     (1) To elect two Class II directors to serve for a term of three years, each of whom will serve until his respective successor has been duly elected and qualified.

     (2) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 2000.

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the accompanying Proxy Statement. The Board of Directors of the Company fixed the close of business on April 16, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Consequently, only holders of the Company's common stock at the close of business on April 16, 1999 will be entitled to notice of and to vote at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours by any stockholder, for purposes related to the Annual Meeting, for a period of ten days prior to the Annual Meeting at the Company's corporate office located at 321 West 84th Avenue, Suite A, Thornton, Colorado 80221.

Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope to ensure your representation at the Annual Meeting. You are cordially invited to attend the Annual Meeting and, if you do so, you may personally vote, regardless of whether you have signed a proxy.

By order of the Board of Directors,



Alan E. Kessock
Secretary

Thornton, Colorado
April 30, 1999

                             ULTIMATE ELECTRONICS, INC.
                           321 WEST 84TH AVENUE, SUITE A
                              THORNTON, COLORADO 80221

                                 ------------------

                                  PROXY STATEMENT
                           ANNUAL MEETING OF STOCKHOLDERS
                                   JUNE 15, 1999

                                 ------------------

                                GENERAL INFORMATION

This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Ultimate Electronics, Inc., a Delaware corporation (the "Company"), to be used at the 1999 Annual Meeting of Stockholders of the Company to be held on Tuesday, June 15, 1999 at 8:30 a.m. (Mountain Daylight Savings Time) at the Company's headquarters, 321 West 84th Avenue, Suite A, Thornton, Colorado 80221, and at any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card are first being mailed to the holders of record of the Company's common stock (the "Common Stock") on or about April 30, 1999.

                           PURPOSES OF THE ANNUAL MEETING

At the Annual Meeting, holders of record of the Company's Common Stock will be asked to consider and vote upon (i) the election of two Class II directors, (ii) the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 2000 and (iii) such other business as may properly come before the Annual Meeting. As of the date of this Proxy Statement, the Board is not aware of any other business to be presented for consideration at the Annual Meeting.

                         VOTING AND SOLICITATION OF PROXIES

Only holders of record of the Common Stock at the close of business on April 16, 1999 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 8,163,862 shares of Common Stock were outstanding. Each stockholder is entitled to one vote for each share held of record on the Record Date for each proposal submitted for stockholder consideration at the Annual Meeting. The presence, either in person or by properly executed proxy, of the holders of not less than one-third of the shares of Common Stock entitled to vote at the Annual meeting is necessary to constitute a quorum for the conduct of business at the Annual meeting. The act of the majority of such quorum will be the act of the stockholders. Abstentions and broken non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not tabulated for any purpose in determining whether a proposal has been approved.

All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Annual Meeting in accordance with the directions on the proxies. Stockholders may revoke proxies by written notice to the Secretary of the Company, or by delivery of a proxy bearing a later date, or by personally appearing at the Annual Meeting and casting a contrary vote. If no direction is indicated, the shares will be voted in favor of the Board of Directors' nominees for director and for the ratification of Ernst & Young as independent auditors as listed in this Proxy Statement. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Annual Meeting.

The proxy solicitation is made by and on behalf of the Board of Directors. Solicitation of proxies for use at the Annual Meeting may be made in person or by mail, telephone or telegram, by directors, officers and regular employees of the Company. Such persons will receive no additional compensation for any solicitation activities. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders.

                         PROPOSAL 1 - ELECTION OF DIRECTORS

The Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors. At the Annual Meeting, Class II directors shall be elected for a three year term. Directors hold office for staggered terms of three years or until their successors have been duly elected and qualified. Directors in one of the three classes will be elected each year at the Annual Meeting of Stockholders to succeed the directors whose terms are expiring. Vacancies on the Board may be filled by the affirmative vote of a majority of the remaining directors then in office. A director elected to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the new directorship or of the class of directors in which the vacancy occurred.

The shares represented by the proxy card will be voted in favor of the election of the person named below unless authorization to do so is withheld in the proxy. If a nominee is unavailable to serve as director, which event is not presently anticipated, persons named in the proxy card intend to cast votes for which they hold proxies in favor of the election of such other person as the Board of Directors may designate.

Both nominees for election to Class II are currently directors of the Company. The nominees, who will serve for a three year term expiring at the 2002 annual meeting, are David J. Workman and Randall F. Bellows. If elected, each director will serve until his term expires or until his successor has been duly elected and qualified or until his earlier resignation or removal. See "Directors and Executive Officers" below for biographical information for each person nominated as a director .

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE

                          DIRECTORS AND EXECUTIVE OFFICERS

The Company's directors and executive officers are as follows:

                                                                                           CLASS AND
                                                                          SERVED AS         YEAR IN
                                                                          OFFICER OR       WHICH TERM
        NAME           AGE                   POSITIONS                  DIRECTOR SINCE    WILL EXPIRE
-------------------------------------------------------------------------------------------------------
William J. Pearse       57   Chairman of the Board, Founder and              1968      Class III / 2000
                             Director

J. Edward McEntire      55   Chief Executive Officer and Director            1993      Class III / 2000

David J. Workman        42   President, Chief Operating Officer and          1985      Class II / 1999
                             Director

Alan E. Kessock         39   Vice President - Finance and                    1988      Class I / 2001
                             Administration,  Chief Financial Officer,
                             Secretary and Director

Neal A. Bobrick         38   Vice President - Sales and Store                1992            -
                             Operations

Robert W. Beale         62   Director                                        1993      Class I / 2001

Randall F. Bellows      70   Director                                        1995      Class II / 1999


All executive officers hold office at the discretion of the Board of Directors.

WILLIAM J. PEARSE. Mr. Pearse is Chairman of the Board of Directors of the Company. He founded the Company with his wife, Barbara, in 1968. Mr. Pearse is a founding member and former president of Progressive Retailers' Organization, a current member of the Chief Executives Organization, a former member and chairman of the Rocky Mountain Young Presidents Organization, and presently serves on various private corporate and charitable boards.

J. EDWARD MCENTIRE. Mr. McEntire was promoted to Chief Executive Officer of the Company and elected a Director in August of 1997. Mr. McEntire had previously held the position of Vice President - Operations for the Company since February 1995. He was also a nonemployee Director of the Company from August 1993 to January 31, 1995. From 1993 to January 31, 1995, Mr. McEntire operated JEM Enterprises, a private investing and consulting firm. From 1991 until 1993, he was the President of the Regulatory Products Division of IHS Group, an information publishing company. From 1989 until 1991, Mr. McEntire was the Executive Vice President - Investor Services and, from 1981 until 1988, was the Group Vice President of Standard & Poor's Corporation.

DAVID J. WORKMAN. Mr. Workman has been President, Chief Operating Officer of the Company and a Director since 1992. He was promoted to Executive Vice President and General Manager in 1991. From 1985 until 1991, Mr. Workman worked with the Company as Vice President of Sales and Store Operations. He joined the Company in 1979 as a sales consultant and was promoted to store manager in 1982. Mr. Workman was part owner of Dakota Sight and Sound from 1976 until 1979.

ALAN E. KESSOCK. Mr. Kessock has been Secretary and Treasurer and a Director of the Company since April 1993 and Vice President of Finance and Administration since 1988. He joined the Company in 1985 as Controller. Prior to joining the Company, Mr. Kessock worked two years with the accounting firm of KPMG Peat Marwick and two years with American Home Video Corporation. Mr. Kessock is currently a member of the Colorado Society of CPAs, and taught a national CPA review course from 1983 until 1991.

NEAL A. BOBRICK. Mr. Bobrick has been Vice President of Sales and Store Operations since 1992. Mr. Bobrick joined the Company in 1981 as a sales consultant and was promoted to store manager in 1984. He was made Director of Sales in 1989 and promoted in 1992 to his current position. Mr. Bobrick has worked in the consumer electronics industry since 1979.

ROBERT W. BEALE. Mr. Beale has been a Director of the Company since April 1993 and is the President of Beale International, a management consulting firm specializing in support to mid-sized businesses. Mr. Beale was formerly the Chief Executive Officer and founder of Management Design Associates, a national management consulting firm. He was also an employee of IBM in the marketing division, and a consultant on the staff of Deloitte & Touche.

RANDALL F. BELLOWS. Mr. Bellows became a Director of the Company on January 31, 1995. Mr. Bellows was a co-founder of Cobe Laboratories, Inc. in 1965. He served as an Executive Vice President of Cobe Laboratories from 1965 until its acquisition by Gambro A.B. in 1990. Mr. Bellows has also served as a director of Scimed Life Systems, Inc. from 1992 to the present. Scimed Life Systems, Inc. was acquired by Boston Scientific Corp. in February 1996. Mr. Bellows continues to serve as a director for Boston Scientific Corp.


BOARD COMMITTEES AND MEETINGS

The Board of Directors held four meetings during the fiscal year. All of the directors attended at least 75% of the board meetings held during the fiscal year ended January 31, 1999, and at least 75% of the meetings of each committee on which they served. The Board has an Audit Committee and a Compensation Committee but does not have a Nominating Committee or any committee performing a similar function.

COMPENSATION COMMITTEE
The Compensation Committee administers and grants awards to officers under the Equity Incentive Plan (the "New Plan") as well as the recommendation of annual salaries for senior management to the Company's Board of Directors. The current members of the Compensation Committee are Messrs. Beale and Bellows. The Compensation Committee held one meeting during the Company's 1999 fiscal year.

AUDIT COMMITTEE
The Audit Committee meets periodically with representatives of the Company's independent auditors to review the general scope of audit coverage, including consideration of the Company's accounting practices and procedures and system of internal accounting controls, and to report to the Board with respect thereto. The Audit Committee also recommends to the Board of Directors the appointment of the Company's independent auditors. The current members of the Audit Committee are Messrs. Beale and Bellows. The Audit Committee held one meeting during the Company's 1999 fiscal year.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and The Nasdaq Stock Market. Based solely upon its review of copies of the Section 16(a) reports the Company has received and written representations for certain reporting persons, the Company believes that during its fiscal year ended January 31, 1999, all of its directors, executive officers and greater than 10% beneficial owners were in compliance with their filing requirements.

COMPENSATION OF DIRECTORS

The Company has adopted compensation and incentive benefit plans to enhance its ability to continue to attract, retain and motivate qualified persons to serve as nonemployee directors of the Company. The Company pays its nonemployee directors $8,000 per year and reimburses each nonemployee director for reasonable expenses in attending Company meetings. Under the Company's New Plan, each nonemployee director receives an annual automatic grant of 4,000 non-statutory options ("NSOs") for their Board service. The Company has two nonemployee directors. Prior to the adoption of the New Plan, an aggregate of 20,000 shares of Common Stock had been reserved for issuance under the Company's nonemployee Directors' Plan ("Directors' Plan") which was administered by the Board of Directors. The Company had granted options to purchase 20,000 shares of Common

Stock under this plan (4,000 of which have been canceled) at exercise prices ranging from $2.75 per share to $12.75 per share, of which 16,000 options were exercisable at January 31, 1999. Each option granted under the Directors' Plan expires ten years from the date of grant. Upon the termination of a director's status following his resignation, retirement or a change in control of the Company, options outstanding under the Directors' Plan will immediately become fully vested and exercisable for a period of three months. The Directors' Plan was discontinued and replaced by the New Plan, adopted in June 1997 at the 1997 Annual Meeting. Options issued under the Directors' Plan continue to be exercisable and outstanding. As of January 31, 1999, the Company's nonemployee directors have been granted 8,000 options under the automatic grant provision of the New Plan at an exercise price of $3.125 per share, none of which options were exercisable at January 31, 1999. Stock options issued to nonemployee directors under the New Plan vest in their entirety and become exercisable one year from the date of grant.


                               EXECUTIVE COMPENSATION

The following table (the "Executive Compensation Table") sets forth the compensation paid by the Company to its Chief Executive Officer, and its four most highly compensated executive officers whose salary and bonus exceeded $100,000 other than its Chief Executive Officer, for services rendered for the fiscal years ended January 31, 1999, 1998 and 1997.

                             SUMMARY COMPENSATION TABLE



                                                                     LONG-TERM
                                         ANNUAL COMPENSATION        COMPENSATION
                                      ---------------------------  ---------------
                                                                     SECURITIES        ALL OTHER
          NAME AND            FISCAL                                 UNDERLYING       COMPENSATION
     PRINCIPAL POSITION        YEAR    SALARY ($)  BONUS ($)(1)     OPTIONS (#)         ($) (2)
-----------------------------------------------------------------  ---------------   ---------------
William J. Pearse              1999        236,538       229,282              -                   -
  Chairman of the Board        1998        312,500         2,000         22,500                   -
                               1997        350,000           500         12,300(3)            9,606

J. Edward McEntire             1999        286,538       246,059              -                 784
   Chief Executive Officer     1998        240,500(4)     17,000        152,156               1,118
                               1997        115,000           500         47,844(3)              686

David J. Workman               1999        276,923       222,285              -                 737
  President and Chief          1998        300,000        17,000         89,732               1,003
  Operating Officer            1997        250,000           500        110,268(3)           10,445

Alan E. Kessock                1999        165,000       153,910              -                 422
  Vice President - Finance     1998        165,000        17,000         66,489               1,283
  and Administration, Chief    1997        150,000           500         73,511(3)            9,781
  Financial Officer and
  Secretary

Neal A. Bobrick                1999        165,000       153,910              -                 422
  Vice President - Sales       1998        165,000        17,000         61,323               1,392
  and Store Operations         1997        150,000           500         78,677(3)            9,983


-------------------

(1)  Amounts reflect bonuses paid under the Company's bonus plan.
(2) Consists of the Company's contributions pursuant to the Company's 401(k) defined contribution plan.
(3) Represents all options granted to the named executive officer in fiscal 1997, including repriced options.
(4) Mr. McEntire was promoted from Vice President of Operations to Chief Executive Officer of the Company in August 1997.

Under the Company's bonus plan, the executive officers of the Company may be awarded bonuses from an annual bonus pool, quarterly performance bonuses and discretionary bonuses determined by the Board of Directors. In fiscal 1999, the bonus pool was equal to 15% of pretax earnings in excess of the previous fiscal year pretax earnings. The amounts stated above include the bonuses paid under this plan. For fiscal 1998 and 1997, no bonuses were paid to the Company's executives from the annual bonus pool. The Company expects to adopt a similar plan in fiscal 2000 based upon revised parameters, as well as a discretionary plan based upon the meeting of certain goals.

OPTION GRANTS IN THE LAST FISCAL YEAR

There were no options granted to the named executive officers during the fiscal year ended January 31, 1999.


FISCAL YEAR-END OPTION VALUES

The following table sets forth information concerning outstanding options held by the executives named in the Summary Compensation Table above as of the fiscal year ended January 31, 1999. No executive exercised any options during the fiscal year ending January 31, 1999.

                         NUMBER OF SHARES UNDERLYING    VALUE OF UNEXERCISED
                           UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS
                             FISCAL YEAR END (#)       AT FISCAL YEAR END ($)
NAME                      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
--------------------------------------------------------------------------------
William J. Pearse                 15,699 / 19,101         92,536 / 114,204
J. Edward McEntire                55,233 / 144,767       323,269 / 841,647
David J. Workman                 107,558 / 92,442        647,696 / 545,317
Alan E. Kessock                   73,205 / 66,795        440,265 / 392,997
Neal A. Bobrick                   58,217 / 81,783        349,877 / 485,322


EMPLOYMENT AGREEMENTS

The Company currently has no employment agreements with any of its officers or employees. However, in June 1997 the Company entered into agreements (each an "Agreement") with each of William J. Pearse, J. Edward McEntire, David J. Workman, Alan E. Kessock and Neal A. Bobrick which establish the terms of the employment of such individuals with the Company in the event of a change in control of the Company as defined in the Agreements. In the event of any such change in control, or the termination of any such executive's employment in anticipation of a change in control, each executive would, pursuant to the terms of their Agreement, have the right to remain employed by the Company for a period of three years from the date of the change in control, at a level of responsibility and compensation commensurate with their individual responsibilities and compensation in place prior to the change in control. If an executive's employment following a change in control is terminated by the Company for any reasons other than cause (as defined in the Agreements) or disability, or the executive terminates his employment because the Company has violated the provision of its Agreement with such executive or because of certain other specified events, the Company is obligated to pay the executive in a cash lump sum, within five days following such termination, all salary and deferred or accrued compensation due the executive, a prorated annual bonus for the portion of the fiscal year for which the executive was employed and two additional years' salary and annual bonus, with the bonus to be based upon the higher of the preceding years' bonus and the annualized bonus for the year in which employment termination occurs. In the event of any such termination, all options and restricted stock held by the executive also vest in full, and all options remain exercisable for a period of twelve months following employment termination.

Four of the Company's officers, J. Edward McEntire, David J. Workman, Alan E. Kessock and Neal A. Bobrick have each also entered into a non-compete agreement with the Company. Each agreement provides that none of Mr. McEntire, Mr. Workman, Mr. Kessock or Mr. Bobrick, as the case may be, will work for any competitor in particular geographic areas for two years after he voluntarily leaves, or is terminated for cause by the Company.


BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). Robert Beale and Randall Bellows, the Committee's only members, are nonemployee directors. The Committee recommends the compensation of all executive officers of the Company to the Board of Directors, including the compensation of the executive officers named in the Summary Compensation Table. In reviewing the compensation of individual executive officers, the Committee takes under consideration the recommendations of management, published compensation surveys and current market conditions.

COMPENSATION PROGRAMS
The Company's compensation programs are aimed at enabling management to attract and retain the best possible executive talent and rewarding those executives commensurately with their ability and performance. The Company's compensation programs consist primarily of base salary, a bonus plan and an employee stock option plan.

BASE SALARY
Base salaries for executive officers are determined in the same manner as that of other salaried employees. Salary guidelines are established by comparing the responsibilities of the individual's position in relation to similar positions in other retail companies. Individual salaries were again this year determined by considering the person's performance against objectives set for such officer for the year, as well as the Company's performance against certain corporate objectives, such as increases in comparable store sales in comparison to levels of competition, comparisons of budgeted amounts to actual amounts and overall profitability of the Company as compared to peers in the industry.

BONUS PLAN
The Company's bonus program is tied closely to Company performance which the Board of Directors believes leads to overall increases in stockholder value. Pursuant to the Company's fiscal 1999 bonus plan, pretax earnings exceeded fiscal 1998 pretax earnings, and as a result, automatic annual bonuses were paid to the Company's executives.

EMPLOYEE STOCK OPTIONS
Under the terms of the Company's 1993 original stock option plan (the "Plan"), the Committee was empowered to grant to officers, employees and consultants awards of restricted stock options, performance awards or other types of incentive-based awards. There are currently 481,517 outstanding stock options under the Plan. The Committee determined the persons to whom awards were granted, the type of award granted, the number of shares granted, the vesting schedule and the term of any option (which cannot exceed ten years). The Plan was replaced by the New Plan following its adoption by the Company's shareholders at the 1997 Annual Meeting.

On February 3, 1997, 90,000 options were granted to the executives under the Plan, 67,500 of which were granted at an exercise price of $2.75 per share and 22,500 options were granted to Mr. Pearse at an option price of $3.025 per share, 10% above market price on February 3, 1997. No additional awards can be granted under the Plan. On September 2, 1998, 302,200 options were granted under the New Plan at an exercise price of $3.375 per share to the executives with the exception of Mr. Pearse, Chairman of the Board. These options were granted to ensure equity incentive compensation was commensurate with the responsibilities and performance objectives of each executive, and to enhance the alignment of executive compensation with returns to stockholders. No options were granted to the executives during fiscal 1999. Options to purchase 309,912 shares of Common Stock granted under both the Plan and the New Plan to executive management were exercisable at January 31, 1999. No options have been exercised and no performance awards or restricted stock awards have been granted under either Plan.



Robert W. Beale
Randall F. Bellows

Compensation Committee Members

PERFORMANCE GRAPH

The following graph provides a comparison of the cumulative total return for the Nasdaq U.S. Stock Market Index, the Nasdaq Retail Trade Stocks Index and the Company since the Company's initial public offering on October 15, 1993.




                                       [CHART]




 * $100 invested October 15, 1993 in the Company's Stock or in the index indicated, including reinvestment of dividends.

Corresponding index values and Common Stock price values are given below. The dates in such table are utilized because they correspond with the last trading day of the Company's fiscal years.




                                                                    ULTIMATE
   LAST TRADING        ULTIMATE    NASDAQ U.S.   NASDAQ RETAIL  ELECTRONICS, INC.
      DAY OF         ELECTRONICS,  STOCK MARKET   TRADE STOCKS      CLOSING
 QUARTERLY PERIOD     INC. INDEX      INDEX          INDEX        STOCK PRICE
-----------------   -------------------------------------------------------------
October 15, 1993
(IPO date)           $  100.00      $  100.00      $  100.00      $  8.50

January 31, 1994        150.00         103.89          99.53        12.75

January 31, 1995        144.12          99.11          87.75        12.25

January 31, 1996         82.35         140.07          99.17         7.00

January 31, 1997         35.29         183.61         121.94         3.00

January 31, 1998         38.94         217.01         142.61         3.31

January 31, 1999        106.62         331.72         174.17         9.06


                             PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of the Company's Common Stock and stock options exercisable within sixty days of April 16, 1999 held by (i) each person or group of persons known by the Company to own beneficially five percent (5%) or more of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons to the Company. Unless otherwise indicated, the stockholders listed below have sole voting and investment power with respect to the shares reported as owned.

              NAME AND ADDRESS                  AMOUNT AND NATURE OF
          OF BENEFICIAL OWNER (1)               BENEFICIAL OWNERSHIP          PERCENT OF CLASS
---------------------------------------------------------------------------------------------------
William J. Pearse (2)                                 1,147,300                     14.1%
Barbara A. Pearse (3)                                 1,120,000                     13.7%
Various family trusts of William and
   Barbara Pearse (4)                                   960,000                     11.8%
J. Edward McEntire (5)                                   85,811                      1.1%
David J. Workman (6)                                    121,392                      1.5%
Alan E. Kessock (7)                                      92,904                      1.1%
Neal A. Bobrick  (8)                                     73,674                        *
Robert Beale (9)                                         16,000                        *
Randall F. Bellows (10)                                  22,000                        *

All directors and officers as a group
   (7 persons)                                        1,559,081                     19.1%

STOCKHOLDERS
-------------
Dimensional Fund Advisors, Inc. (11)                    487,100                      6.0%

--------------------
   *   less than 1%.



  (1) The address of each such persons, unless otherwise noted, is c/o Ultimate Electronics, Inc., 321 West 84th Avenue, Suite A, Thornton, Colorado 80221.

  (2) Includes 27,300 shares obtainable upon exercise of options and excludes 1,120,000 shares of Common Stock owned by Mr. Pearse's wife, Barbara A. Pearse, as to which shares he may be deemed a beneficial owner.

  (3) Excludes 1,120,000 shares of Common Stock and 27,300 shares obtainable upon exercise of options owned by Ms. Pearse's husband, William J. Pearse, as to which shares she may be deemed a beneficial owner.

  (4) Mr. Thomas Hoffman, SKB Business Services, 6530 South Yosemite, Englewood, Colorado 80111, is the trustee of the various family trusts with sole voting and dispositive power over the shares held in the trusts.

  (5)  Includes 68,211 shares obtainable upon exercise of options.

  (6)  Includes 117,938 shares obtainable upon exercise of options.

  (7)  Includes 80,181 shares obtainable upon exercise of options.

  (8)  Includes 71,195 shares obtainable upon exercise of options.

  (9)  Includes 14,000 shares obtainable upon exercise of options.

  (10) Includes 10,000 shares obtainable upon exercise of options.

  (11) According to Form 13G dated February 11, 1999, Dimensional Fund Advisors, an investment advisor, organized under the laws of the state of Delaware, located at 1299 Ocean Avenue, Santa Monica, California 90401, holds 487,100 shares of Company Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company entered into a lease agreement with William J. and Barbara A. Pearse (the "Lessors") on April 1, 1989 for the lease of the Company's store in Colorado Springs, Colorado. The lease was for a term of 10 years and three months and was set to expire on April 30, 1999. The Company renewed the lease on the property for 2 years at an annual base rent of $122,400 with a six-month termination notice. The Company paid $114,238 in lease payments during fiscal 1999 for the property. In addition, the Company is responsible for all real property taxes and insurance premiums on the property.

The Company entered into a lease agreement with the Lessors on October 13, 1989 for the lease of the Company's store in Fort Collins, Colorado. The lease is for a term of 15 years, commencing on April 1, 1990, at an annual base rent of $120,000. Commencing April 1, 1992, the rent increases annually at a rate equal to the lesser of (i) $6,000 or (ii) an amount based upon the increase, if any, over the prior year in the DCPI. The Company paid $146,670 in lease payments during fiscal 1999 for the property. The Company is also responsible for all real property taxes and insurance premiums on the property.

Although the Company did not obtain independent appraisals in connection with these transactions, the Company believes that the terms of all of the foregoing transactions were comparable to the terms that the Company would have reached with independent third parties. All future transactions with the Lessors or any other affiliate of the Company will be subject to the approval of the Company's disinterested directors and will be on terms believed by such directors to be no less favorable to the Company than those available from unaffiliated third parties.

Jim Pearse, the son of William J. and Barbara A. Pearse, is employed by the Company as a Marketing Manager. His total compensation (salary and bonus) in fiscal 1999 was $119,759. Daniel Workman, the brother of David J. Workman, is employed by the Company as a Regional Sales Manager. His total compensation (salary and bonus) in fiscal 1999 was $118,359.

      PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The firm of Ernst & Young LLP served as independent auditors of the Company for the year ended January 31, 1999. Upon recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP to serve for the current fiscal year ending January 31, 2000. The Board of Directors is requesting ratification by the stockholders of Ernst & Young LLP's appointment. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to any questions that might arise.

In the event this proposal is defeated, the vote will be considered as a direction to the Board of Directors to select other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of a fiscal year, Ernst & Young LLP's appointment for the 2000 fiscal year will be permitted to stand unless the Board of Directors finds other reasons for making a change.

Services to be performed by Ernst & Young LLP for the 2000 fiscal year will include, among other things, audit of annual statements, limited reviews of quarterly financial information and consultation in connection with various financial reporting, accounting and tax matters. Ratification of Ernst & Young LLP's appointment requires the affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

                    STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at the Company's Annual Meeting. Such proposals must be received by the Company not later than February 16, 2000 to be considered for inclusion in the proxy statement and proxy relating to the 2000 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Ultimate Electronics, Inc., 321 West 84th Avenue, Suite A, Thornton, Colorado 80221.

                           ANNUAL REPORT TO STOCKHOLDERS

The 1999 Annual Report of the Company, as filed with the Commission, is being mailed to the Company's stockholders with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

                                   OTHER MATTERS

The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons designated as agents in the enclosed proxy will vote on such matters in accordance with their best judgment.

By order of the Board of Directors,



Alan E. Kessock
Secretary

Thornton, Colorado
April 30, 1999

PROXY

                            ULTIMATE ELECTRONICS, INC.
                           321 WEST 84TH AVENUE, SUITE A
                             THORNTON, COLORADO 80221

                    THIS PROXY IS SOLICATED ON BEHALF OF THE
                 BOARD OF DIRECTORS OF ULTIMATE ELECTRONICS, INC.

The undersigned holder of shares of common stock of Ultimate Electronics, Inc. (the "Company") hereby appoints William J. Pearse, J. Edward McEntire, David J. Workman and Alan E. Kessock, or any of them, each with full power of substitution, to vote all shares of said stock that the undersigned could vote if personally present at the 1999 Annual Meeting of Stockerholders of the Company (the "Annual Meeting") to be held on Tuesday, June 15, 1999 at 8:30 a.m. (Mountain Daylight Savings Time) at the Company's Thornton store, 321 West 84th Avenue, Suite A, Thornton, Colorado 80221, and at any adjournment or postponement thereof.

1.   ELECTION OF DIRECTORS:      01 David J. Workman     02 Randall F. Bellows
                                 / / Vote FOR            / / Vote WITHHELD
                                     all nominees            from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)


              ---------------------------------------------

2. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending January 31, 2000

              / /  For       / /  Against        / /  Abstain

3. In their discretion, the Proxies are authorized to vote upon such business as may properly come before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to execute and return this Proxy, which may be revoked at any time prior to its use. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH NOMINEE AND PROPOSAL LISTED.

Address Change? Mark Box  / /   Date:
Indicate changes below:              -------------------------------------


                                     -------------------------------------
                                     Signature(s) in Box
                                        (If there are co-owners both must sign)
                                     PLEASE SIGN EXACTLY AS NAME APPEARS HEREON,
                                     DATE AND RETURN THIS PROXY IN THE REPLY
                                     ENVELOPE PROVIDED. IF YOU RECEIVE MORE THAN
                                     ONE PROXY CARD, PLEASE SIGN AND RETURN ALL
                                     CARDS RECEIVED.
                                        THIS PROXY SHOULD BE DATED AND SIGNED BY
                                     THE STOCKHOLDER OR HIS ATTORNEY AUTHORIZED
                                     IN WRITING OR IN ANY OTHER MANNER PERMITTED
                                     BY LAW. IF SHARES ARE HELD BY TWO OR MORE
                                     PERSONS, ANY ONE MAY SIGN. IF SIGNING AS
                                     EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                     GUARDIAN OR AS A CORPORATE OFFICER, PLEASE
                                     GIVE FULL TITLE. IF A CORPORATION, PLEASE
                                     SIGN IN FULL CORPORATE NAME BY THE
                                     PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A
                                     PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
                                     NAME BY AN AUTHORIZED PERSON.